UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 23, 2024 (September 20, 2024)
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OFG BANCORP
(Exact name of registrant as specified in its charter)
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Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Oriental Center, 15th Floor
254 Munoz Rivera Avenue
San Juan, Puerto Rico		00918
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common shares, par value $1.00 per share	OFG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of OFG Bancorp (the “Company”) expands and enhances its membership by selecting experienced individuals from different backgrounds. On September 20, 2024, the Board elected Lynda Grindstaff and Roberto García to the Board of Directors effective immediately. Ms. Grindstaff was appointed to the Company’s Risk and Compliance Committee, while Mr. García was appointed to the Audit Committee and the Corporate Governance and Nominating Committee.

Lynda Grindstaff

Lynda Grindstaff is a cybersecurity and technical product expert with extensive global leadership experience. She served as Vice President of Engineering at McAfee Corporation, where she led a global engineering team from 2017 to 2023. Before McAfee, Ms. Grindstaff spent over 20 years at Intel Corporation, holding various roles including Senior Director of the Innovation Pipeline and Innovation Segment Manager, from 1995 to 2017. Currently, she is a strategic operating partner for Kayne Anderson Capital and serves on the board of directors for Women’s Empowerment. Ms. Grindstaff is a member of multiple advisory boards, such as the How Women Lead Advisory Board and the California State University Sacramento College of Engineering Industry Advisory Board. Ms. Grindstaff also provides executive coaching through her independent consultancy firm and as a Women Leaders of the World Global Advisor.

Roberto García

Roberto García is a seasoned executive with a career spanning 32 years across telecoms, insurance, and healthcare. Mr. García retired from his position as President, CEO and director of Triple-S Management Corporation, a diverse insurance and managed care company linked with BlueCross BlueShield in Puerto Rico, in February 2024. Triple-S was a publicly traded company before going private in February 2022. Before becoming CEO, he served as Chief Operations Officer from 2014 to 2016, and as General Counsel and Corporate Secretary from 2008 to 2014. Prior to joining Triple-S, Mr. García was Vice President of Corporate, Legal, and Regulatory Affairs at Puerto Rico Telephone Company, a Verizon subsidiary, from 2004 to 2008. He also practiced corporate law at Pietrantoni Méndez & Álvarez from 2001 to 2004 and led community development initiatives as Executive Director of Proyecto Península de Cantera from 1998 to 2001. Mr. García has served as a director at Claro Puerto Rico since 2021 and has held positions on various other boards, including those of BCS Financial Corporation, the Blue Cross Blue Shield Association, and the Medicaid and Medicare Advantage Products Association of Puerto Rico.

There is no arrangement or understanding between Ms. Grindstaff or Mr. García and any other persons pursuant to which they were elected to the Board of Directors, and their compensation will be established pursuant to the non-executive director compensation program described in the Company’s proxy statement. There has been no transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) since the beginning of the Company’s last fiscal year, or any currently proposed transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships), in which the Company (or any of its subsidiaries) was or is to be a participant and the amount involved exceeds $120,000, and in which the newly elected directors or any member of their immediate families had or will have a direct or indirect material interest.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFG BANCORP

Date: September 23, 2024	By:	/s/ Hugh González
Name: Hugh González
Title: General Counsel